                                                                    EXHIBIT 31.2
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of KBL Healthcare Acquisition
Corp. II (the "Company") on Form 10-QSB for the period ending September 30, 2005
(the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I Michael Kaswan, Chief Operating Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the
Sarbanes-Oxley Act of 2002, that:

       1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

       2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

By:  /s/ Michael Kaswan                                Dated:  November 14, 2005
  ---------------------------------------------------------
        Michael Kaswan
        Chief Operating Officer
        (Principal Accounting and Financial Officer)